UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2020

Green Brick Partners, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33530	20-5952523
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2805 Dallas Pkwy, Ste 400 Plano, TX	75093
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 573-6755

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GRBK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2020, Green Brick Partners, Inc., a Delaware corporation (the “Company”), as borrower, entered into the Seventh Amendment (the “Seventh Amendment”) to the Credit Agreement, with the lenders named therein and Flagstar Bank, FSB, as administrative agent (as previously amended, the “Credit Agreement”).

Pursuant to the Seventh Amendment, the Credit Agreement was amended to reflect the new revolving credit commitment of $50.0 million from Goldman Sachs Bank USA and to extend the maturity date of the Credit Agreement to December 14, 2023. As amended, the aggregate principal amount of the revolving credit commitments under the Credit Agreement will be increased from $215.0 million to $265.0 million through December 14, 2021, $235.0 million through December 14, 2022 and $160.0 million through December 14, 2023.

All other material terms of the Credit Agreement, as amended, remained unchanged. The description above is qualified in its entirety by the Seventh Amendment, a copy of which is filed as Exhibit 10.43 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.43	Seventh Amendment to the Credit Agreement, dated December 22, 2020, by and among Green Brick Partners, Inc., the lenders named therein, and Flagstar Bank, FSB, as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BRICK PARTNERS, INC.

By:	/s/ Richard A. Costello
Richard A. Costello
Chief Financial Officer

Date: December 30, 2020